FOR IMMEDIATE RELEASE

OPAL Fuels Reports First Quarter 2023 Results

WHITE PLAINS, N.Y. – (May 10, 2023) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), ), a leading vertically integrated producer and distributor of renewable natural gas (RNG) and renewable electricity, today announced financial and operating results for the three months ended March 31, 2023.

“First quarter results reflect the continued progress we’ve been making on our strategic priorities,” said OPAL Fuels Co-CEO Adam Comora. “Performance at our RNG facilities met our expectations and is in-line with our full-year 2023 outlook. Having recently signed additional gas rights agreements, and with development projects moving forward, our Advanced Development Pipeline (“ADP”) continues to grow and mature. We are encouraged by this progress as we continue to win new business, setting the stage for strong growth in 2024 and beyond.

“First quarter results reflect the impact of lower environmental credit pricing compared to last year, and our related decision to defer monetizing the majority of our RIN inventory. We are encouraged by the recent improvements in environmental credit pricing and look forward to the EPA finalizing its renewable fuel standards rules, which is due in June.”

“We continue to execute on our growth plans,” said OPAL Fuels Co-CEO Jonathan Maurer. “During the first quarter, our ADP increased to 9.3 million MMBtu of feedstock biogas from 8.3 million MMBtu at year end, including progress associated with recently executed gas rights at landfill sites in Illinois and Florida. This progress gives us confidence that we are on track to meet our target of placing at least 2 million MMBtu of RNG projects into construction in 2023.1 In addition to the projects in our ADP, we continue to see an increase in prospective opportunities for new RNG and renewable electric projects, as well as for our existing renewable power portfolio, with the potential of the proposed eRIN pathway.

“Overall, while environmental credit market prices are lower relative to last year, the industry continues to benefit from increasing demand for RNG across end markets. We believe the tailwinds for RNG will be increasingly recognized by the market. We remain focused on creating long-term intrinsic value for our stakeholders by delivering on our growth plans.”

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1 Reflects OPAL Fuels proportional ownership with respect to RNG projects owned with joint venture partners.

Financial Highlights

•Revenues for the three months ended March 31, 2023, were $43.0 million, down 12%, compared to to the same period last year.

•Net loss for the three months ended March 31, 2023, was $7.3 million compared to $4.5 million in the same period last year.

•Basic and diluted loss per share attributable to Class A common shareholders for the three months ended March 31, 2023 was $0.06.

•Adjusted EBITDA1 for the three months ended March 31, 2023, was $8.7 million, up 112% compared to the same period last year.

Consistent with previous disclosures, to better align current period costs of RNG production with the associated value of RNG pending certification, we include in Adjusted EBITDA our RNG pending certification marked at quarter-end index prices. Given our decision to defer monetizing the majority of our environmental credit inventory, we are also including unsold credit inventory for the current period in Adjusted EBITDA marking the inventory at quarter-end index prices.

Operational Highlights

•RNG produced was 0.6 million MMBtu, for the three months ended March 31, 2023, up 50%, compared to the prior-year period.

•RNG sold as transportation fuel was 8.3 million GGEs for the three months ended March 31, 2023, up 36% compared to the prior-year period.

•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 32.4 million GGEs of transportation fuel for the three months ended March 31, 2023, a 27% increase compared to the prior-year period.

Construction Update

•The Emerald RNG project remains on track to commence commercial operations in the next few months.

•The Prince William RNG project is expected to commence commercial operations in the fourth quarter of 2023.

12 Adjusted EBITDA is a non-GAAP measure. A reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

•The Sapphire RNG project is now expected to commence commercial operations in the first half of 2024 due to permitting delays.

•Our two dairy projects in California and our Northeast landfill project are anticipated to be commissioned in the second half of 2024.

•OPAL Fuels’ share of annual nameplate capacity3 for the six projects in construction is approximately 4.7 million MMBtu, including 4.2 million MMBtu of landfill projects and 0.5 MMBtu of dairy projects.4

Development Update

•We are on track to place at least 2 million MMBtu3 of RNG projects (representing OPAL Fuels' proportional ownership) into construction in 2023.

•Our Advanced Development Pipeline comprises 9.4 million MMBtu of feedstock biogas per year, compared to 8.3 million MMBtu at year-end.5

•OPAL Fuels recently entered into gas rights agreements for two landfill RNG projects, one with a municipality in Polk County, Florida and the other with WM in Illinois. These projects are 100% owned by OPAL Fuels.

•The Polk County project is anticipated to have nameplate capacity3 of approximately 1.1 million annual MMBtu, with start of construction expected next month and commencement of operations anticipated in the second half of 2024.

•The WM project is anticipated to have nameplate capacity3 of 600,000 to 700,000 annual MMBtu, with start of construction expected in the second half of 2023.

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3 Nameplate capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

4 Represents OPAL Fuels proportional share with respect to RNG projects owned with joint venture partners.

5 The Company's Advanced Development Pipeline comprises projects that have been qualified and are reasonably expected to be in construction within the next twelve to eighteen months. The MMBtu associated with these projects is presented as available biogas resource and assumes a conversion ratio of 90% for output gas. The Advanced Development Pipeline excludes the five dairy projects referenced above.

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Results of Operations

($ thousands of dollars)	Three Months Ended March 31,
	2023	2022
Revenue
RNG Fuel	$12,194	$15,049
Fuel Station Services	20,828	24,874
Renewable Power	9,935	9,124
Total Revenue	$42,957	$49,047

Net loss	$(7,346)	$(4,467)

Adjusted EBITDA	$8,658	$4,069

RNG Fuel volume produced (Million MMBtus)	0.6	0.4
RNG Fuel volume sold (Million GGEs)	8.3	6.1
Total volume delivered (Million GGEs)	32.4	25.6

Revenues for the three months ended March 31, 2023, were $43.0 million, a decrease of 12%, or $6.1 million, compared to $49.0 million in the prior-year period. The primary driver for the decrease in revenues was the Company's decision to defer RIN sales at current market prices.

Net loss for the three months ended March 31, 2023, was $7.3 million compared to $4.5 million in the prior-year period.

Adjusted EBITDA for the three months ended March 31, 2023, was $8.7 million compared to $4.1 million in the prior-year period. The primary driver for the increase in Adjusted EBITDA is the Company's higher production of RNG.

RNG Pending Certification and Unsold Environmental Credits

At March 31, 2023, the Company had produced RNG that was pending certification for generation of environmental credits. Upon completion of certification, this RNG is anticipated to generate approximately 5.9 million RINs and 0.1 million LCFS credits.

At March 31, 2023, the Company had unsold environmental credits including approximately 5.1 million RINs, reflecting its decision to defer monetizing these environmental credits given market conditions.

Under generally accepted accounting principles (“GAAP”), the timing of revenue recognition for stand-alone RIN and LCFS sales contracts is tied to the delivery of the RIN and LCFS credits to our counterparties and not the production of the RIN and LCFS. To better align timing of revenues to when costs are recognized for the production of RNG in a current period, we also illustrate the value of that RNG and environmental credits held in inventory as an adjustment to EBITDA in that period. For the first quarter of 2023, based on market prices as of March 31, 20237, Adjusted EBITDA includes an aggregate of $10.3 million that is anticipated to be generated from sales of RNG pending certification and unsold environmental credits.

Segment Revenues

RNG Fuel
Revenue from RNG Fuel was $12.2 million, a decrease of $2.9 million, or 19%, for the three months ended March 31, 2023, compared to the three months ended March 31, 2022. The decrease is primarily due to a decrease in sales volume and lower pricing attained for environmental credits as the Company elected to defer sales of credits in the quarter. Additionally, there was a decrease in brown gas revenues due to lower market pricing.
Fuel Station Services
Revenue from Fuel Station Services was $20.8 million a decrease of $4.0 million, or 16%, for the first quarter of 2023 compared to the three months ended March 31, 2022. This was primarily attributable to the timing of work completed on fuel station construction projects and the associated RNG pending certification and unsold environmental credits. At March 31, 2023, the Company had a backlog of third-party construction contracts with related revenue of $59.5 million, which is anticipated to be recognized in the next 12 months as construction is completed.

It should be noted that with our reclassification of the Fuel Station Services business segment such that it now includes both fuel sales contracts at OPAL Fuels-owned stations and RNG marketing revenues associated with dispensing RNG, Fuel Station Services revenues and EBITDA were also impacted by the decision to defer monetization of environmental credits in the first quarter.

Renewable Power
Revenue from Renewable Power was $9.9 million, $0.8 million higher for the three months ended March 31, 2023, compared to the first quarter 2022.

Liquidity

As of March 31, 2023, liquidity was $181.8 million, consisting of cash and cash equivalents of $39.8 million including restricted cash of $6.6 million, $37.0 million in short-term investments maturing within 90 days, and availability of $105 million senior secured credit facilities.

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7 Using quarter end pricing of $1.95/gallon for D3 RINs and $70.0 per LCFS credits.

We believe that our liquidity, anticipated cash flows from operations, and access to expected sources of capital will be sufficient to meet our existing funding needs.

Capital Expenditures

During the first quarter of 2023, OPAL Fuels invested $38.8 million across five RNG projects and 22 OPAL Fuels owned fueling stations in construction as compared to $22.5 million as of the comparable period in 2022.

Earnings Call

A webcast to review OPAL Fuels’ First Quarter 2023 results is being held tomorrow, May 11, 2023 at 11:00AM Eastern Time.

Materials to be discussed in the webcast will be available before the call on the Company's website.

Participants may access the call at https://edge.media-server.com/mmc/p/qbsqnkux. Investors can also listen to a webcast of the presentation on the company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

Glossary of terms

“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. It is used to measure the total volume of RNG production that OPAL Fuels expects to dispense each year. The conversion ratio is 1MMBtu equal to 7.74 GGE.

“LFG” refers to landfill gas.

“MMBtu” refers to British thermal units.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.

“RIN” refers to Renewal Identification Numbers.

“EPA” refers to Environmental Protection Agency.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leading vertically integrated producer and distributor of renewable electricity and renewable natural gas (RNG), a proven low-carbon energy source that is rapidly decarbonizing multiple sectors including the transportation and utility industries. OPAL Fuels delivers complete renewable solutions to customers and production partners. With a portfolio of 26 operating renewable fuel and renewable power projects, OPAL Fuels is positioned to advance the clean energy transition in support of renewable fuel for transportation, for utilities, for powering EV charging infrastructure, and by offering hydrogen fuel solutions. To learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the economy, please visit www.opalfuels.com.

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Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's annual report on Form 10K filed on March 30, 2023, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Media
Jason Stewart
Senior Director Public Relations & Marketing
914-421-5336
jstewart@opalfuels.com

ICR, Inc.
OPALFuelsPR@icrinc.com

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$33,264	$40,394
Restricted cash - current	688	32,402
Short term investments	36,989	64,976
Other current assets	63,866	$74,211
Total current assets	134,807	211,983
Property, plant, and equipment, net	336,299	297,323
Restricted cash - non-current	5,870	4,425
Other long-term assets	129,726	131,125
Total Assets	606,702	644,856
Liabilities and Equity
Current liabilities:
Long-term debt - current portion	57,622	79,466
Other current liabilities	73,092	73,439
Total current liabilities	130,714	152,905
Long-term debt - non-current portion	91,252	88,312
Other long-term liabilities	21,382	25,820
Total liabilities	243,348	267,037

Redeemable preferred non-controlling interests	140,905	138,142
Redeemable non-controlling interests	1,013,835	1,013,833

Total Stockholders' deficit attributable to the Company	(819,355)	(800,601)
Non-redeemable non-controlling interests	27,969	26,445
Total Stockholders' deficit	(791,386)	(774,156)
Total liabilities, Redeemable preferred, Redeemable non-controlling interests and Stockholders' deficit	$606,702	$644,856

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per unit data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
RNG fuel (includes revenues from related party of $4,715 and $8,648 for the three months ended March 31, 2023 and 2022, respectively)	$12,194	$15,049
Fuel station services (includes revenues from related party of $1,493 and $4,248 for the three months ended March 31, 2023 and 2022, respectively)	20,828	24,874
Renewable Power (includes revenues from related party of $1,527 and $5,804or the three months ended March 31, 2023 and 2022, respectively)	9,935	9,124
Total revenues	42,957	49,047
Operating expenses:
Cost of sales - RNG fuel	8,554	7,714
Cost of sales - Fuel station services	20,292	19,663
Cost of sales - Renewable Power	8,378	8,408
Selling, general, and administrative	13,441	10,855
Depreciation, amortization, and accretion	3,567	3,396
Total expenses	54,232	50,036
Operating loss	(11,275)	(989)
Other (expense) income:
Interest and financing expense, net	(641)	(3,057)
Change in fair value of derivative instruments, net	3,933	236
Loss on warrant exchange	(68)	—
Income (loss) from equity method investments	705	(657)
Loss before provision for income taxes	(7,346)	(4,467)
Provision for income taxes	—	—
Net loss	(7,346)	(4,467)
Net loss attributable to redeemable non-controlling interests	(8,233)	(4,942)
Net loss attributable to non-redeemable non-controlling interests	(297)	(242)
Paid-in-kind preferred dividends (1)	2,763	717
Net loss attributable to Class A common stockholders	$(1,579)	$—

Weighted average shares outstanding of Class A common stock :
Basic	27,383,562	—
Diluted	27,383,562	—
Per share amounts:
Basic (2)	$(0.06)	$—
Diluted (2)	$(0.06)	$—
(1) Paid-in-kind preferred dividend is allocated between redeemable non-controlling interests and Class A common stockholders based on their weighted average percentage of ownership.
(2) Income per share information has not been presented for the three months ended March 31, 2022 as it would not be meaningful to the users of these consolidated financial statements,

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash provided by (used in) from operating activities	$4,171	$(8,985)
Net cash used in from investing activities	(8,894)	(22,509)
Net cash (used in) provided by from financing activities	(32,676)	42,406
Net (decrease) increase in cash, restricted cash, and cash equivalents	$(37,399)	$10,912

Non-GAAP Financial Measures (Unaudited)
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP Measure adjusts net income for realized and unrealized gain on interest rate swaps, net loss attributable to non-redeemable non-controlling interests, transaction costs and one-time non-recurring charges, non-cash charges, major maintenance for renewable power, unrealized loss (gain) for derivative instruments, environmental credits associated with renewable biogas that has been produced and is in storage pending completion of certification of the relevant environmental attribute pathway(s) and Environmental Credits at quarter end market prices attributable to renewable biogas produced in the period but not yet sold or delivered. Management believes this non-GAAP measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following table presents the reconciliation of our Net loss to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three Months Ended March 31, 2023 and 2022
(In thousands of dollars)

	Three Months Ended March 31,
	2023	2022
Net loss	$(7,346)	$(4,467)
Adjustments to reconcile net loss to Adjusted EBITDA
Interest and financing expense, net	641	3,051
Net loss attributable to non-redeemable non-controlling interests	297	242
Depreciation, amortization and accretion (1)	3,677	3,313
Loss on warrant exchange	338	—
Unrealized (gain) loss on derivative instruments (2)	(4,855)	214
Non-cash charges (3)	1,065	160
One time non-recurring charges (4)	2,502	—
Major maintenance for Renewable Power	2,076	1,556
RNG Pending Certification and Unsold Environmental Credits (5)	10,263	—
Adjusted EBITDA	$8,658	$4,069

(1) Includes depreciation, amortization and accretion on equity method investments.

(2) Unrealized loss on derivative instruments includes change in fair value of interest rate swaps, commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(3) Non-cash charges include stock based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(4) One-time non-recurring charges include certain expenses related to development expenses on our RNG facilities such as lease expenses and virtual pipe line costs, incurred during construction phase that could not be capitalized per GAAP and fees paid in connection with warrant exchange.

(5) Represents RNG pending certification and unsold environmental credits.